Exhibit 99.1

Eightco Holdings Inc. ($ORBS) Expands Investor Access with Options Trading

Over 17 Million Verified World Humans, Adding More Than 2 Million Since Launching Worldcoin Treasury Just 3 Weeks Ago

$ORBS’ bold ‘Power of 8’ initiative aims to accumulate 800M Worldcoin (WLD) tokens and verify 8B humans

Dan Ives, renowned technology and AI expert and Wall Street analyst, serves as Chairman of the Board

World is the single sign-on and Proof-of-Human verification for the AI era

“If we succeed on our mission, World might become the largest network of real people online, fundamentally changing how we interact and transact throughout the Internet,” says Sam Altman

Investors include MOZAYYX, BitMine Immersion (BMNR), World Foundation, Wedbush, Coinfund, Discovery Capital Management, FalconX, Kraken, Pantera, GSR, Brevan Howard and more

EASTON, PA., October 2, 2025 /PRNewswire/ — Eightco Holdings Inc. (NASDAQ: ORBS) today announced that the World network has surpassed 17 million verified humans, an increase of over 2 million since $ORBS launched just three weeks ago. The company recently unveiled its ‘Power of 8’ initiative, targeting 800 million Worldcoin (WLD) and 8 billion verified humans. Additionally, the company announced that options trading is now available, offering new opportunities for investors to engage with $ORBS as the company continues its rapid growth and expansion.

“We are making rapid progress on the ‘Power of 8,’ and reaching 17 million verified humans marks a pivotal step toward a world where digital trust is seamless and universal,” said Dan Ives, Chairman of Eightco Holdings Inc. ($ORBS). “World is powering the single sign-on future, enabling secure, anonymous interactions online for millions of people worldwide.”

“17 million is also an important number for our ‘Power of 8’ story because 8 raised to the 8th power is 17 million,” says Kevin O’Donnell, CEO of Eightco. “I look forward to joining Chairman Ives at the World stores in Singapore and Seoul, where we can meet and interact with fellow ORBS-ians”

Separately, Eightco today announced that standardized options on its common stock are now available for trading on the Nasdaq Options Market under the ticker symbol “ORBS.” The options include a range of standard expiration dates and strike prices. This listing enhances investor accessibility, provides tools for risk management, and improves overall liquidity in the company’s shares.

“Now, with options trading available, investors have new ways to engage with our growth and momentum,” continued Ives.

As part of his mission to raise global awareness for $ORBS and Worldcoin, Chairman Ives will embark on the ORBS World Tour, visiting several of the cities where World stores are located, including:

●	October 6: Los Angeles
●	October 7: San Francisco
●	October 18-21: Bangkok
●	October 22-23: Kuala Lumpur
●	October 24-25: Singapore
●	October 27-28: Seoul
●	October 29-30: Tokyo
●	December 8-10: London

Eightco Holdings Inc. (ORBS) is committed to establishing a universal foundation for digital identity. World’s proprietary verification Orb technology is designed to meet the security and identity challenges of the future, offering a path to a universally trusted digital identity and the foundation for the next generation of online trust, verification and economic exchange. The Orbs are the hardware backbone of Worldcoin, verifying unique humans, distributing tokens fairly, and creating a trusted digital identity system. World will be the leading verification platform for consumers around the world.

ABOUT EIGHTCO HOLDINGS INC.

Eightco Holdings Inc. (NASDAQ: ORBS) is delivering a first-of-its-kind Worldcoin (WLD) treasury strategy. With this digital asset treasury (DAT), Eightco is advancing the AI revolution, implementing a technology infrastructure layer that is integral to the future of authentication, verification and Proof of Human (PoH). World is the single sign-on and Proof-of-Human verification for the AI era. In an increasingly agentic world, Eightco aims to achieve a universal foundation for digital identity.

For additional details, follow on X:

https://x.com/iamhuman_orbs

https://x.com/divestech

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: Eightco’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce Eightco’s capital resources; Eightco’s inability to raise adequate capital to fund its business; Eightco’s inability to innovate and attract users for Eightco’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in forward-looking statements, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including in its Annual Report on Form 10-K filed with the SEC on April 15, 2025. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

SOURCE Eightco Holdings (NASDAQ: ORBS)

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